Exhibit 99.1

Anebulo Pharmaceuticals Announces Intention to
Voluntarily Delist from Nasdaq and Deregister with SEC

AUSTIN, Texas (February 6, 2026) – Anebulo Pharmaceuticals, Inc. (Nasdaq: ANEB), a clinical-stage pharmaceutical company developing novel solutions for people suffering from acute cannabis-induced toxic effects (the “Company” or “Anebulo”), today announced that the Company’s board of directors (the “Board”) has approved the voluntary delisting of the Company’s common stock from The Nasdaq Capital Market (“Nasdaq”) and the subsequent voluntary deregistration of its common stock with the U.S. Securities and Exchange Commission (“SEC”) in order to terminate and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Simultaneously with this announcement, Anebulo notified Nasdaq today of its intention to voluntarily delist its shares of common stock from Nasdaq. In connection with the contemplated delisting, Anebulo intends to file a Form 25 with the SEC on or about February 17, 2026. The delisting from Nasdaq is expected to become effective on February 27, 2026, 10 days after filing the Form 25 with the SEC. Anebulo intends to file a Form 15 with the SEC on or about February 27, 2026 certifying that it has fewer than 300 shareholders of record. Upon filing the Form 15, Anebulo’s obligation to file periodic reports with the SEC will be immediately suspended.

The Company is in compliance with applicable Nasdaq listing requirements, but the Board believes that the cost of being an SEC reporting company outweighs the benefits. As the Company continues with its efforts to maximize value from its lead product candidate, the Board has determined that the burdens associated with operating as a registered public company listed on Nasdaq outweigh any advantages to the Company and the holders of its common stock. The Board’s decision was based on the careful review of numerous factors, including the potential for eliminating the significant costs associated with preparing and filing periodic reports with the SEC and the legal, audit and other expenses associated with being a public reporting company listed on Nasdaq, as well as the substantial costs and demands on management’s time under the Sarbanes-Oxley Act of 2002, SEC rules and Nasdaq listing standards.

Following the delisting, any trading in Anebulo’s common stock would only occur in privately negotiated sales and potentially on the over-the-counter market.

About Anebulo Pharmaceuticals, Inc.

Anebulo Pharmaceuticals, Inc. is a clinical-stage pharmaceutical company developing novel solutions for people suffering from acute cannabis-induced toxicity. Its lead product candidate, selonabant, has completed a Phase 2 clinical trial evaluating its utility in blocking and reversing the negative effects of acute cannabinoid intoxication in healthy adults challenged with oral THC. Rather than proceeding directly with Phase 3 studies of oral selonabant in adults with ACI, the Company is prioritizing the advancement of a selonabant IV formulation as a potential treatment for pediatric patients with acute cannabis-induced toxicity, which it believes offers the potential for a faster timeline to approval relative to the adult oral product. Anebulo has scaled up the intravenous formulation for initial clinical safety studies, and initiated a Phase 1 SAD study of IV selonabant in September 2025. Selonabant is a competitive antagonist at the human CB1 receptor. For further information about Anebulo, please visit www.anebulo.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include, but are not limited to, statements relating to the delisting of the Company’s common stock from Nasdaq (including its intention to file a Form 25 on or about February 17, 2026) and deregistration of the Company’s common stock under the Exchange Act (including its intention to file a Form 15 on or about February 27, 2026), as well as the suspension of its reporting obligations under Section 15(d) of the Exchange Act, including expected timing, and the potential quotation of the Company’s common stock in a quotation medium. You are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions, including, but not limited to risks associated with, and the timing and effectiveness of, the Company’s voluntary delisting from Nasdaq; the Company’s plans with respect to the delisting and deregistration of its common stock. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Anebulo Pharmaceuticals, Inc.

Investor Relations

(512) 598-0931

ir@anebulo.com